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                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                             Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: 04-27-2005
Date of Earliest Event Reported: 04-27-2005

                         WIRELESS DATA SOLUTIONS, INC.
          (Name of small business issuer as specified in its charter)

                    Commission File Number 333-47395

                   Utah                           93-0734888
         (State of Incorporation)  (I.R.S. Employer Identification No.)

                          2233 Roosevelt Rd
                               Suite #5
                         St. Cloud, MN 56301
               (Address of principal executive offices)
                          (320)-203-7477
                      (Issuer's Telephone number)

Item 5 Other Events

An agreement has been signed whereby Wireless Data Solutions (WDSO) and Zepco, a privately held company, of Richardson, Texas, have agreed to a letter of intent to merge.

The letter of intent defines the terms of the merger, which was accepted by WDS on January 20, 2005.

Zepco, Inc. incorporated in Texas in May 1972, primarily serves the bus fleets of public school districts by providing them with Event Data Recorders (EDR) or "black box" devices for their vehicles.
The U.S. Transportation industry began using event data recording in
1949, via mechanical Tachographs that provided data used in
reconstruction accidents.  The utilization of EDR's (black boxes) in
all forms of transportation has increased dramatically.   In 1992,
Zepco pioneered the EDR market via the design and introduction of the ZTR9000, the first vehicle event data recorder using Microsoft Windows (registered trademark) compatible software. The ZTR recorded analog or digital electrical sensors on vehicles, including speed, RPM, brakes, turn signals, oil pressure, engine temperature, etc. With optional Global positioning Satellite (GPS) technology, the ZTR can record where an event (such as speeding or over-idling) occurs, as well as what happened and when it happened. Zepco reporting software allows analyses of driver behaviors as well as critical data reporting helpful in reconstructing the events leading to, during and after an accident.

Zepco solutions provide mission critical data for public school transportation managers and private fleet owners in order to manage and track their mobile work force. The EDR recording system provides vehicle activity reports for management including vehicle start time, distance traveled, speed stop time, length of stop, equipment usage (including brakes and safety equipment) and other features.

Zepco's vehicle EDR devices and related products enable fleet managers to: Reduce operating costs, develop an operator's report card to identify vehicle operators that require additional training in safe operating procedures, reconstruct accidents and incidents, track vehicles (in "real time" or historically), optimize vehicle routing, record digital images of activities inside and outside of vehicles, reduce insurance premiums through lower reported accident rates.

The Sentinel: The event data recording and GPS tracking capabilities of Zepco's Sentinel fit all vehicle applications. The design of the Zepco Sentinel came, in part, from school district personnel and Zepco
has focused its designs toward school bus applications.   Sentinel
customers can use Zepco's proprietary software to report on vehicle usage to fleet managers' contracts on a need-to-know basis via restricted email or restricted Internet access. After Zepco engineers migrate the ZTR software to the Sentinel unit, customers can create a driver report card to "grade" driver performance. This unique feature is distinctive to Zepco's EDRs' and allows the customer to replace sub-par drivers.

Safe Harbor
Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward- looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    /S/ Patrick Makovec

                                                        Patrick Makovec
                                                  Chairman of the Board
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